May 30, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE: American Depositary Shares evidenced by the American Depositary Receipts each representing One Fifth (1/5) of an One Ordinary
Shares of CGG Veritas
(Form F-6 File No. 333-138016)
Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting in number of ordinary shares represented by one American
Depositary Share (the Ratio) and change in par value from EURO 2 to EURO 0.40.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio and par value for CGG Veritas.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective June 3, 2008 the Companys
American Depositary Share (ADS) Ratio
Changed from 5:1 (Five ADSs Representing
One Ordinary Shares) to 1:1 (One ADS
Representing One Ordinary Share) and the
Par Value Changed from EURO 2 to EURO
0.40


Please contact me with any questions or
comments at 212 815-2367

Lance Miller
Assistant Treasurer
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286